EXHIBIT 10.23

                                                              EXECUTION COPY


NAME OF SUBSCRIBER:

     To:  Jackpot Enterprises, Inc.
          1110 Palms Airport Drive
          Las Vegas, Nevada  89119


             SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

                                   SECTION 1

          1.1  Subscription.

          The undersigned (the "Subscriber"), intending to be legally bound hereby, irrevocably subscribes for and agrees to purchase the principal amount of Convertible Subordinated Promissory Notes (the "Notes") of Jackpot Enterprises, Inc., a Nevada corporation (the "Company"), indicated on page 17 hereof, on the terms and conditions described herein and set forth on the term sheet attached hereto as Exhibit A, which terms and conditions are incorporated herein by reference. The issuance of the Notes was described in a Confidential Memorandum dated February 21, 2000 (the "Confidential Memorandum"). The Notes shall be issued substantially in the form attached hereto as Exhibit B. The Notes are part of an offering being made by the Company only to accredited investors (as such term is defined in the Regulation D under the Securities Act of 1933, as amended) of a minimum $15,000,000 principal amount, and a maximum $27,500,000 principal amount, of the Notes. The minimum subscription by any person is $100,000 principal amount of Notes.

          As set forth in Section 2.1(d) the issuance of a portion of the Notes is subject to early prepayment by the Company pursuant to the terms of this Agreement. Accordingly, each Subscriber whose subscription is accepted will be issued two Notes, one in the amount of the Excess Amount (as discussed in Section 2.1(d)) and a second for the balance of the amount subscribed for. The amount of each Subscriber Excess Amount will be set forth on page 17 hereof.

                    1.2  Purchase of Notes.

          The Subscriber understands and acknowledges that the purchase price of the Notes is 100% of the principal amount subscribed for. Payment for the Notes shall be made by check or wire transfer of immediately available funds in accordance with the instructions of the Company, together with an executed copy of this Subscription Agreement and any other required documents.

                                   SECTION 2

          2.1  Acceptance or Rejection; Early Partial Repayment.
          (a) The Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Notes in whole or part, if, in its reasonable judgment, it deems such action in the best interest of the Company at any time prior to the Closing (as defined in Section 2.2 below) with respect to such Notes, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber's subscription.

          (b) The Subscriber understands and agrees that the subscription may be revoked, provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least two business days prior to the Closing with respect to the Notes subscribed for by the Subscriber.

          (c) In the event of rejection of this subscription, or in the event the sale of the Notes subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to the Subscriber the purchase price for the Notes, without interest thereon or deduction therefrom.

          (d) The Subscriber understands that the issuance of a portion of the Notes is subject to early prepayment by the Company pursuant to the terms of this Agreement. In the event the shareholders of the Company fail to approve the issuance of an aggregate amount of Notes in excess of approximately $18,700,000 or the purchase of Notes in excess of approximately $940,000 by certain affiliates of the Company, a portion of the Notes (the "Excess Amount") shall be redeemed by the Company at a redemption price of 120% of the face amount of the Note plus accrued interest through the date of redemption.

          2.2  Closing; Escrow Prior to Initial Closing: Closing Date.

          The closing (the "Closing") of the purchase and sale of Notes subscribed to by Subscriber pursuant to this Subscription Agreement shall take place following the acceptance by the Company of the subscription therefor, on such date and at such time as are determined by the Company, provided that no Closing shall occur unless and until subscriptions for not less than $15,000,000 principal amount of Notes shall have been received and accepted by the Company. Until such time as subscriptions for $15,000,000 principal amount of Notes shall have been received and accepted by the Company (the "Initial Closing"), amounts paid in respect of subscriptions shall be held in a non-interest bearing escrow account maintained by Camhy Karlinsky & Stein LLP, counsel to the Company. The Company's acceptance of the Subscriber's subscription shall be evidenced by the Company's execution of this Subscription Agreement. At the Closing of the purchase and sale of the Notes subscribed to by the Subscriber, the Company shall deliver to the Subscriber one or more original executed Notes in the form attached hereto as Exhibit A.

                                   SECTION 3

          3.1  Investor Representations and Warranties.

          The Subscriber hereby acknowledges, represents and warrants to the Company as follows:

          (a) The Subscriber is acquiring the Notes for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in such Notes. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes for which the Subscriber is subscribing.

          (b) The Subscriber has full power and authority to enter into this Subscription Agreement, the execution and delivery of this Subscription Agreement have been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber.

          (c) The Subscriber acknowledges that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) or 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Subscriber represents and warrants to and agrees with the Company as follows:

                      (i) The Subscriber is an "accredited investor" within the meaning of Rule 501 (a) of Regulation D;

                     (ii) The Subscriber has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

                     (iii) No Person has acted as the Subscriber's Purchaser Representative for purposes of the private placement exemption under the Securities Act; and

                     (iv) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Notes. If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Notes.

          (d) The information in the Investor Questionnaire completed and executed by the Subscriber in the form of the Investor Questionnaire included as Exhibit C hereto (the "Investor Questionnaire") is accurate and true in all respects.

          (e)  The Subscriber:

                     (i) Has been furnished with the Company's Confidential Memorandum, and the Subscriber has carefully read the Confidential Memorandum, and understands and has evaluated the risks and the considerations described in the Confidential Memorandum;

                    (ii) Has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Notes, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                     (iii) Has been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Notes and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary in order for him to evaluate the merits and risks of purchase of the Notes to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                      (iv) Has not been furnished with any oral or written representation or oral or written information in connection with the offering of the Notes which is not contained in this Subscription Agreement; and

                      (v) Has determined that the Notes are a suitable investment for the Subscriber and that at this time the Subscriber could bear a complete loss of such investment.

          (f) The Subscriber is not relying on the Company or its affiliates with respect to economic considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with only those persons, if any, named as Subscriber Representative(s) herein and in the Investor Questionnaire. Each Subscriber Representative identified by the Subscriber, if any, is capable of evaluating the merits and risks of an investment in the Notes on the terms and conditions set forth herein and in the Executive Summary and each Subscriber Representative has disclosed to the Subscriber in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between himself and the Company.

          (g) The Subscriber represents, warrants and agrees that he will not sell or otherwise transfer the Notes, or the Common stock issuable upon conversion thereof, without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of his purchase because, among other reasons, the Notes have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Subscriber is aware that the Notes are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that the Company is under no obligation to register the Notes, or the Common stock issuable upon conversion of the Notes, on Subscriber's behalf or to assist him in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber further understands that sales or transfers of the Notes and the Common stock issuable upon conversion thereof are further restricted by state securities laws and the provisions of this Agreement.

          (h) No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Notes the Subscriber is not relying upon any representations other than those contained herein.

          (i) Any information which the Subscriber has heretofore furnished to the Company with respect to his financial position and business experience is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information he will immediately furnish such revised or corrected information to the Company.

          (j) The Subscriber understands and agrees that the certificates for the Notes, and any Common stock issued upon conversion thereof, shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or
(ii) in the opinion of counsel for the Company such securities be may sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE BLUE SKY OR SIMILAR SECURITIES LAW."

          (k) The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Notes will not cause such overall commitment to become excessive.

          (l) The Subscriber understands that an investment in the Notes is a speculative investment, which involves a high degree of risk and the potential loss of his entire investment.

          (m) The foregoing representations, warranties, and agreements shall survive the closing of the investment in the Notes.

          3.2  Indemnity

          (a) The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company in connection with this transaction.

          (b) The Company agrees to indemnify and hold harmless the Subscriber, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to the Subscriber in connection with this transaction.

          3.3 Representations and Warranties of the Company and its Subsidiaries

          The Company hereby represents and warrants to the Subscriber as follows:

          (a) The Company is a corporation duly organized and in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any and does not own more than fifty percent (50%) of or control any other business entity, except as set forth in the Company's reports, proxy statement or registration statements with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act (collectively, the "SEC Documents"). The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and its Subsidiaries (as defined below), taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect (collectively, a "Material
Adverse Effect").

          (b)    Each of the subsidiaries of the Company as reflected on Exhibit
21.1 to its Annual Report on Form 10-K for its fiscal year ended June 30, 1999 (the "Subsidiaries") is duly organized, validly existing and in good standing under the laws of their state of formation and are qualified to do business as a foreign corporation wherever necessary to so qualify. Each Subsidiary has requisite power and authority to conduct its business and own its property as now conducted and owned.

          (c) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement. The execution, issuance and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, except as set forth in
Section 2.1(d), no further consent or authorization of the Company or its board of directors or stockholders is required. This Agreement shall be as of the Closing, duly executed and delivered by the Company, and as of the Closing, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (d) The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.01 par value per share and 1,000,000 shares of Series A Junior Preferred Stock, $1.00 par value per share of which 8,954,041 shares of Common Stock and no shares of Series A Junior Preferred Stock are outstanding as of the date hereof.

          (e) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, (iii) subject to the receipt of Stockholder approval as described in Section 2.1(d), result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the "NYSE")) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect) or (iv) violate the Certificate of Incorporation, by-laws or other governing documents of any of the Subsidiaries. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect.

          (f) Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary, nor has the Company or any Subsidiary received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect on the consummation of the transactions contemplated herein. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company or any Subsidiary, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

          (g) The Company maintains books and records and internal accounting controls which provide reasonable assurance that: (i) all material transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with United States generally accepted accounting principles.

          (h) Except as provided in Section 2.1(d), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required in connection with the execution, delivery and performance of the transaction by the Company and the consummation of the transactions by the Company hereunder.

          (i) Each of the Company and its Subsidiaries has previously delivered to the Subscriber copies of (i) the consolidated balance sheet of the Company and its Subsidiaries for the past two fiscal years, and the related consolidated statements of income, statements of stockholders' equity and cash flows for such years, as reported in the Company's annual report on Form 10-K, filed by the Company with the SEC, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to the Company, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related unaudited consolidated statement of operations, statement of stockholders' equity and cash flows as reported in the Company's quarterly reports on Form 10-Q, filed with the SEC under the Exchange Act since the last audited 10-K. All of such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount or effect). All of such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto, and the Company and its Subsidiaries have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the balance sheet included in such financial statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

          (j) The Company has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act or with the NYSE (all such reports and statements are collectively referred to herein as the "Company Reports"). As of the respective dates, the Company Reports, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority or exchange with which they were filed, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and were complete and accurate in all material respects.

          (k) This transaction will not result in the creation of any lien, claim or encumbrance on any properties of the Company or any of its Subsidiaries, nor will it contravene any license or permit under which the Company or any of its Subsidiaries operate.

          (l) Since the date of the last audited financial statement, there has been no change in the assets, liabilities, business or financial condition, operation or prospects of the Company and its Subsidiaries that would have a Material Adverse Effect.

          (m) Except as set forth in Schedule 3.3(m), since the date of the last audited financial statement, except as contemplated by this Agreement or as set forth in the interim financial statements, neither the Company nor any of its Subsidiaries has (i) issued any stock, bond or other corporate security,
(ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business,
(iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the interim financial statements and current liabilities incurred since the date of the last applicable interim financial statement in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock, (v) mortgaged, pledged or subjected to any lien or encumbrance any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim owed to it except in the ordinary course of business, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any substantial loss of property or waived any right of substantial value other than in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of its business or operations, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment, obligation, understanding or other arrangement, contingent or otherwise, to effect, directly or indirectly, any of the foregoing.

          (n) Neither the Company nor any of its Subsidiaries nor any officer, employee, agent or any other person acting on behalf of any of the foregoing has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) might subject the Company or any of its Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

          (o)    To the best knowledge of the Company:

                 (i) neither the officers of the Company or any of its Subsidiaries nor any officer of any of the foregoing has any interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any entity (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company or any of its respective Subsidiaries is now engaged, (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Company or any of its Subsidiaries, or (iii) has any direct or indirect interest in any asset or property used by the Company or any of its Subsidiaries or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company or any of its Subsidiaries; and

                 (ii) except as set forth in Schedule 3.3(o), no current stockholder, director or officer of the Company or any of its Subsidiaries or any affiliate of any such person, is at present (nor has any former stockholder, director or officer of any such person who has acted as such within the 12 months preceding the date hereof been) directly or indirectly through his affiliation with any other person, a party to any transaction with the Company or any of its Subsidiaries providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person in excess of $1,000.

          (p) The Company and each of its Subsidiaries own or possess, and will own or possess after giving effect to this transaction, the valid right to use all the patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registration and applications, trademarks, service marks, trade names, copyrights, product designs, applications, formulae, processes, circulation, and other subscriber lists, industrial property rights and licenses and rights in respect of the foregoing used or necessary for the conduct of its business (collectively, "Intellectual Property"), except to the extent the failure to own or possess any such Intellectual Property would not have a Material Adverse Effect. The Company is not aware of any existing or threatened infringement or misappropriation (a) by the Company or any of its Subsidiaries of any Intellectual Property owned or possessed by any other person or (b) by any other person of any Intellectual Property of the Company or any of its Subsidiaries, which in either case would have a Material Adverse Effect.

          (q) Neither the Company nor any of its Subsidiaries, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (r) Neither the Company nor any of its Subsidiaries have dealt with, nor is the Company or any of its Subsidiaries obligated to pay any fee or commission in connection with, any broker, finder or other similar person in connection with the offer or sale of the Notes or any of the transactions contemplated by this Agreement, and the Company hereby indemnifies each of the Subscribers against, and agrees that it will hold each of the Subscribers harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

          (s) The Company has not, either directly or through any agent, offered any Notes or any other securities to, or solicited any offers to acquire any Notes or any other securities from, or otherwise approached, negotiated or communicated in respect of any Notes or any other securities with, any person in such a manner as to require that the offer or sale of the Notes or any such other securities be registered pursuant to the Securities Act or any Blue Sky Laws.
          (t) Neither this Agreement, the Notes nor any of the exhibits, schedules, attachments, written or oral statements, documents, certificates or other items prepared or supplied to the Subscriber by or on behalf of the Company or any of its Subsidiaries with respect to the transactions contemplated hereby or thereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided, however, that with respect to any financial projections furnished to each of the Subscribers by or on behalf of the Company or any of its Subsidiaries, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and then current and reasonably foreseeable business conditions.

          (u) The Company and each of its Subsidiaries own good and marketable title to all of their respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including Intellectual Property); free and clear of all liens (including infringement claims with respect to Intellectual Property) except where the failure to do so would not have a Material Adverse Effect on the Company.

          (v) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any pension plan, and no contribution failure has occurred with respect to any pension plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any pension plan which might result in the incurrence by the Company or any member of its Controlled Groups of any material liability, fine or penalty. Except as disclosed in Schedule 3.3(v), neither the Company nor any member of its Controlled Groups has any contingent liability with respect to any post-retirement benefit under a welfare plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          (w) The Company and each of its Subsidiaries has accurately completed and filed or will file within the time prescribed by law
(including extensions of time granted by the appropriate taxing authority) all material tax returns and reports required to be filed with the Internal Revenue Service and any states or governmental subdivisions and all foreign countries, and has paid all taxes, interest, penalties, assessments or deficiencies shown to be due and payable by the Company or any of its Subsidiaries on or in respect of such tax returns and reports. Except as set forth on Schedule 3.3(w), neither the Company nor any of its Subsidiaries knows of (i) any other material federal, state, county, municipal or foreign taxes (or other liabilities in respect thereof) which are due and payable by the Company or any of its Subsidiaries which have not been so paid, (ii) any other federal, state, county, municipal or foreign tax returns or reports which are required to be filed by the Company or any of its Subsidiaries which have not been so filed,
(iii) any other material unpaid assessment for, or any fact which would constitute grounds for the assessment of, additional taxes or penalties due or payable by the Company or any of its Subsidiaries for any fiscal period or any basis thereof or (iv) any material tax lien, whether imposed by any federal, state, county, municipal or foreign taxing authority, outstanding against the assets or business of the Company or any of Subsidiaries. Except as set forth on Schedule 3.3(w), none of the federal or state income tax returns of the Company or any of its Subsidiaries has been audited. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their respective employees for all periods in compliance with the tax, social security and any employment withholding provisions of applicable federal and state law, and proper and accurate federa and state returns have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or provision therefor included on the books of the Company and each of its Subsidiaries in accordance with and to the extent required by GAAP. The Company has not made any election under Section 341(f) of the Code.

          3.4    Covenants of the Company

                 For so long as the Note shall be outstanding:

          (a) The Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate or partnership existence and all rights and franchises material to its business.

          (b) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders (including Environmental Laws), such compliance to include:

                  (i) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign entity; and

                  (ii) the payment, before the same become delinquent, of all Taxes, assessments and governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if the same is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
          (c) The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties (including all its Intellectual Property and Licenses) in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Company determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

          (d) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon the reasonable request of the Subscriber, furnish to such Subscriber at reasonable intervals a certificate of the chief financial officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section.

          (e) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Notes to Common Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect such conversions or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Notes into Common Stock, or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition to the foregoing, all Common Stock issued in connection with any such conversion shall be reasonably satisfactory in form and substance to a majority in interest of the holders participating in such conversion, including as to rights, preferences, privileges, etc. The Company will obtain any authorization, consent, approval from, or other action by, or make any filing with any person or persons (including any applicable court or administrative body) that may be required to effect the foregoing, including under applicable state securities laws.

          (f) At any time and from time to time upon the reasonable request of the Subscriber, the Company will, and will cause each of its Subsidiaries to, at its own expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Subscriber may reasonably request in order to effect fully the purposes of this Agreement, the Notes and the other Transaction Documents and to provide for payment of the Obligations in accordance with the terms hereof and thereof.

          (g) The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any officer or director of the Company or any of the Subsidiaries unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent person in the position of the Company or such Subsidiary with a person which is not one of its officers or directors. Any such arrangement or contract shall be approved by a majority of the disinterested members of the Board of Directors of the Company.

          (h) The Company will timely file all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that are required to be filed with the SEC under the Securities Act or the Exchange Act or with the NYSE (all such reports and statements are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports, including the financial statements contained therein, will comply in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority or exchange with which they are filed, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and are complete and accurate in all material respects.

          (i) As promptly as practicable, the Company will apply to the NYSE to list the shares of Common Stock into which the Notes may by converted, and the Company will use its reasonable efforts to cause such shares to be listed on the NYSE as promptly thereafter as practicable.

          (j) The Company shall use its best efforts to take all action required by the NYSE's rules and regulations to obtain the approval of the Company's stockholders of the issuance and sale of the Notes to the Subscriber hereunder. Subject to its fiduciary duties under applicable law, the Company's Board of Directors shall recommend that the Company's stockholders approve the issuance and sale of the Notes hereunder.

          (k) Promptly following the date hereof, the Company will prepare and file with the SEC a proxy statement to be distributed to the Company's stockholders in connection with the issuance and sale of the Notes hereunder, including any amendments and supplements thereto (the "Proxy Statement"). The Company will use all reasonable efforts to have or cause the Proxy Statement to be declared effective as promptly as practicable. The Company agrees to provide the Subscriber and their respective counsel with any written comments the Company or its counsel receive from the SEC with respect to the Proxy Statement promptly after the receipt of such comments. The form and substance of the Proxy Statement shall be determined by the Company, in its reasonable discretion. The Company will use all reasonable efforts to cause the Proxy Statement (i) not to contain any untrue statement of material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) to comply as to form in all material respects with the applicable provision of the Exchange Act and the rules and regulations thereunder.

                                   SECTION 4


          4.1 Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

          4.2 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

          4.3 Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          4.4 Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

          4.5 Entire Agreement. This Subscription Agreement and the documents referenced herein contain the entire agreement of the parties hereto and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

          4.6 Assignability. This Subscription Agreement is not transferable or assignable by the Subscriber; provided, however, that Subscriber may assign its rights and obligations hereunder to its affiliates and limited partners.

          4.7 Applicable Law. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to rules governing the conflicts of law.

          4.8 Pronouns. The use herein of the masculine pronouns "he", "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE









Principal Amount of
Notes
Subscribed For

___________________
Excess Amount



Manner in which Title is to be held (Please Check One):



1
 .

                                      G

                                 Individual

                                      7
                                      .

                                      G

                            Trust/Estate/Pension
                              or Profit Sharing
                                    Plan
Date Opened:



                                      2
                                      .

                                      G

                             Joint Tenants with
                                  Right of
                                Survivorship

                                      8
                                      .

                                      G

                             As a Custodian for
                            ____________________
                                    ____
                              Under the Uniform
                             Gift to Minors Act
                               of the State of




                                      3
                                      .

                                      G

                             Community Property

                                      9
                                      .

                                      G

                                Married with
                              Separate Property



                                     4.

                                      G

                              Tenants in Common

                                     10
                                      .

                                      G

                                    Keogh



                                      5
                                      .

                                      G

                            Corporation/Partners
                                    hip/
                              Limited Liability
                                   Company

                                      1
                                     1.

                                      G

                               Tenants by the
                                  Entirety



                                     6.

                                      G

                                     IRA









           IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
                INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 9.
            SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 10.



     IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the ____ day of June, 2000.

                  EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

      (Corporation, Partnership, Limited Liability Company, Trust, Etc.)


Name of Entity (Please Print):

State of Incorporation or Organization:

State of Principal Offices:

Federal Taxpayer Identification Number:



______________________________________
BY:
Name:
Title:

[seal]

Attest:
        (If Entity is a Corporation)

Address:
COMPANY ACCEPTANCE


     ACCEPTED this ______ day of June, 2000 on behalf of the Company.

                             JACKPOT ENTERPRISES, INC.

BY:
Name:  Allan R. Tessler
Title: Chairman

    IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement on the ____day of June, 2000.


                         EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held:



Name:


(Please Print)

Name of Additional Purchaser:


(Please Print)




Residence:


Number and Street


Address of Additional Purchaser:


Number and Street





City, State and Zip Code



City, State and Zip Code





Social Security Number



Social Security Number





(Signature)



(Signature)


                            COMPANY ACCEPTANCE

     ACCEPTED this ______ day of June, 2000 on behalf of the Company.

                            JACKPOT ENTERPRISES, INC.


BY:
Name:     Allan R. Tessler
Title:    Chairman

                                  SCHEDULES
                               Schedule 3.3(m)


    1. An aggregate of 178,571 shares of common stock was issued to the following individuals for an aggregate consideration of $2,000,000 in connection with the investment by Jackpot Enterprises, Inc. in TechTrader, Inc.

                          Jacob Pechenik      151,881
                          Greg Campbell        16,393
                          Martin Somarriba      4,518
                          David Zipkin          3,320
                          Neelan Choski         2,459

    2. Mark W. Hobbs was hired as President and Chief Operating Officer and Steven L. Korby has been hired as Executive Vice President and Chief Financial Officer.

                               Schedule 3.3(w)


    The Federal Income Tax Returns for Jackpot Enterprises, Inc. for the fiscal year ended June 30, 1989 was audited by the Internal Revenue Service.